UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 13, 2011
MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
     On April 13, 2011, MGM Resorts International (the “Company”), a Delaware corporation, entered into a partner process and securities purchase agreement (the “Agreement”) with MGM Resorts International Holdings, Ltd., a company incorporated in the Isle of Man and a wholly owned subsidiary of the Company, Pansy Catalina Chiu King Ho (“Ms. Ho”) and Grand Paradise Macau Limited, a company incorporated in the Isle of Man and a wholly owned subsidiary of Ms. Ho (“PHCO”), which provides, among other things, for the sale of $300 million in aggregate principal amount of the Company’s 4.25% convertible senior notes due 2015 (the “Notes”) for a purchase price of 103.805% of the principal amount thereof to Emerging Corporate Limited, a British Virgin Islands company and a wholly owned subsidiary of PHCO (“ECL” and, together with Ms. Ho and PHCO, the “Ho Entities”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will have terms that are substantially similar to those governing the Company’s existing 4.25% convertible senior notes due 2015 issued on April 20, 2010. The Notes will be the Company’s senior unsecured obligations, guaranteed by substantially all of the Company’s wholly owned domestic subsidiaries, which also guarantee the Company’s other senior indebtedness, and equal in right of payment with, or senior to, all existing or future unsecured indebtedness of the Company and each guarantor. The Notes will be issued pursuant to an indenture among the Company, the guarantors and U.S. Bank National Association, as trustee, to be entered into in connection with the closing of the convertible notes offering. The issuance of the Notes is conditioned upon (a) the consummation of the initial public offering of the shares of MGM China Holdings Limited on the Hong Kong Stock Exchange (the “IPO”) and (b) the Company’s receipt of stockholder approval at its annual meeting to be held on June 14, 2011 to increase the number of authorized shares of common stock under its certificate of incorporation.
     The Notes will pay interest semi-annually at a rate of 4.25% per annum and mature on April 15, 2015. The Notes will be convertible at an initial conversion rate of approximately 53.83 shares of the Company’s common stock per $1,000 principal amount of the Notes, representing an initial conversion price of approximately $18.58 per share of the Company’s common stock and a conversion premium of 47.3% based on the last reported sale price per share of the Company’s common stock on the New York Stock Exchange on April 12, 2011 of $12.61 per share. The initial conversion rate is subject to adjustment under certain circumstances.
     The Company estimates that the net proceeds from the convertible notes offering will be approximately $311 million.
     The Notes, and any shares of the Company’s common stock issuable upon conversion of the Notes, have not been registered under the Securities Act, or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company is offering and selling the Notes to the Ho Entities in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D or Regulation S promulgated thereunder, and any shares of the Company’s common stock issued upon conversion of the Notes will also be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D or Regulation S promulgated thereunder or by Section 3(a)(9) of the Securities Act. The Ho Entities have represented that they are an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and that they are acquiring the Notes for their own account and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the Notes.
     The Company will file a preliminary proxy statement regarding the proposal to increase the authorized shares of common stock under its certificate of incorporation. Stockholders of the Company are urged to read the proxy statement when it becomes available, as well as other documents filed with the Securities and Exchange Commission (the “SEC”), because they will contain important information. In addition to receiving the Notice of Internet Availability of Proxy Materials (or in some cases, the proxy statement) from the Company by mail, stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, from the Company’s website at www.mgmresorts.com or by requesting the documents from the Company at the following address: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposal to increase the authorized shares discussed above. Information concerning the Company’s executive officers and directors is available in the Company’s proxy statement for its 2010 annual meeting of stockholders and its Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on April 30, 2010 and February 28, 2011, respectively. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the transaction will be included in the above-referenced proxy statement when it becomes available. You can obtain free copies of these documents from the Company using the contact information above.

Item 8.01	Other Events.
     The Agreement provides that the Company and Ms. Ho will diligently pursue the consummation of the IPO by June 30, 2011 and that the Company and Ms. Ho will seek co-investment opportunities in mixed use real estate development in the Peoples Republic of China. On April 13, 2011, the Company issued a press release announcing the Agreement with Ms. Ho. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description
Exhibit 99	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: April 13, 2011	By:	/s/ John M. McManus
John M. McManus
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

No.	Description
Exhibit 99	Press Release